Exhibit 10.1

Deep Water Holdings, LLC

c/o Washington Corporations

101 International Way

P.O. Box 16630

Missoula, Montana 59808

December 12, 2011

Thetis Holdings Ltd

Walker House, 87 Mary Street,

George Town, Grand Cayman KY1-9001,

Cayman Islands, BWI

Re:	Share Purchase and Share Option Agreement relating to Seaspan Corporation Acquisition of SMSL

Ladies and Gentlemen:

This letter (this “Letter”) confirms our discussions and agreements related to Seaspan Corporation’s (“Seaspan”) acquisition of Seaspan Management Services Limited (“SMSL”). The terms of such acquisition (the “Acquisition”) are set forth in a Confidential Memorandum of Understanding titled Seaspan Corporation Acquisition of SMSL and Extinguishment of Incentive Shares, dated as of December 12, 2011 (the “MOU”). Capitalized terms used in this Letter without definition have the meanings ascribed to such terms in the MOU.

In connection with the Acquisition, Thetis Holdings Ltd. (“Thetis” or “you”) will receive its pro rata portion of the Base Purchase Price and Fleet Growth Payments, if any, payable in the form of Seaspan’s Class A Common Stock (the “Class A Common Stock). Thetis agrees to sell fifty percent (50%) of such shares of Class A Common Stock (representing the Base Purchase Price and any Fleet Growth Payments) to Deep Water Holdings, LLC (“Deep Water” or “we” or “us”) at the Per Share Value and Deep Water agrees to purchase such shares of Class A Common Stock at the Per Share Value. The closing of the foregoing purchase and sale of such shares of Class A Common Stock will occur immediately following the closing of the Acquisition (in the case of the Class A Common Stock representing the Base Purchase Price) or promptly following Thetis’ receipt of any Class A Common Stock from Seaspan (in the case of the Class A Common Stock representing the Fleet Growth Payments).

The agreements made by you and us in this Letter are for the sole and exclusive benefit of Deep Water and Thetis and their respective affiliates and no third party shall be entitled to any rights, benefits or privileges in connection with this Letter. This Letter shall be treated as confidential, unless disclosure is required by law. This Letter is conditioned upon and subject to the closing of the Acquisition and shall be binding on and enforceable against you and us and this Letter shall be governed by the laws of the Marshall Islands. This Letter may be executed in any number of counterparts, any of which need not contain the signatures of more than one party, but all such counterparts together shall constitute one agreement.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is consistent with your understanding, please execute one copy of this Letter and return it to us whereupon this Letter shall become a binding agreement between Deep Water and Thetis.

Very truly yours, Deep Water Holdings, LLC

/s/ Lawrence R. Simkins
Lawrence R. Simkins, Manager

Accepted and Agreed: Thetis Holdings Ltd.

By:	/s/ Mark Hilton
	Name:	Mark Hilton
	Title:	Assistant Secretary